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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
21st Century Insurance Group
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

                  21ST CENTURY INSURANCE GROUP

Woodland Hills, California 91367
Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of 21st Century Insurance Group on Wednesday, June 6, 2001 at 10:00 a.m., at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California.
Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I therefore urge you to sign, date and promptly return your proxy card in the enclosed self-addressed envelope or to use one of the other available methods (by telephone or the Internet) so that your shares can be voted in accordance with your instructions. You may attend the annual meeting and vote in person, if you so decide.
Tickets for the meeting are not required, though we ask that attendees sign the attendance register prior to the commencement of the meeting.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.
Sincerely,

ROBERT M. SANDLER Chairman of the Board

          YOUR VOTE IS IMPORTANT
          We encourage you to sign and return your proxy card or use the telephone or the Internet for voting your shares prior to the meeting.

          21ST CENTURY INSURANCE GROUP
          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
          JUNE 6, 2001

          The Annual Meeting of Shareholders of 21st Century Insurance Group ("21st Century" or "Company") will be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367 on June 6, 2001 at 10:00 a.m. for the following purposes:

              1.  To elect nine directors.

              2.  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001.

              3.  To approve the amendments to the 21st Century Insurance Group 1995 Stock Option Plan described in the attached Proxy Statement.

              4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on March 8, 2001 as the record date for the determination of those shareholders entitled to notice of, and to vote at the meeting.

          By Order of the Board of Directors,

          MICHAEL J. CASSANEGO
          Secretary

Woodland Hills, California DATED: May 1, 2001

          IMPORTANT

          Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed Proxy, by mail, telephone or the Internet at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly submitting the Proxy will save the Company the expense and extra work of additional solicitation. You can also vote your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

21ST CENTURY INSURANCE GROUP
 6301 OWENSMOUTH AVENUE
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 6, 2001

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are solicited by the Board of Directors of 21st Century Insurance Group for use at the Annual Meeting of Shareholders to be held on Wednesday, June 6, 2001 at 10:00 a.m., at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367. These proxy materials are proposed to be sent on or about May 1, 2001 to all shareholders of the Company's common stock of record as of March 8, 2001. The Company's principal executive office is located at 6301 Owensmouth Avenue, Woodland Hills, California 91367.

All proxies, properly executed and returned, will be voted at the annual meeting as directed by the shareholder. Any shareholder may revoke a proxy by giving written notice to the Company, by submitting a duly executed proxy bearing a later date, or by voting in person at the meeting. If no directions are indicated, the shares represented by the signed proxy will be voted FOR the election of the nominees, FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent accountants for 2001 and FOR the approval of the amendments to the 1995 Stock Option Plan. The cost of the solicitation of these proxies is to be borne by the Company.

Only shareholders of the Company's common stock at the close of business on March 8, 2001 will be entitled to notice of and to vote at the meeting. As of that date, 85,340,705 shares of common stock without par value of 21st Century Insurance Group were outstanding. A quorum represented by a majority of the outstanding shares of common stock, present in person or by proxy, is necessary to conduct the meeting. In the election of directors, nominees receiving the highest number of affirmative votes cast, up to the number of the directors to be elected, are elected. Each share is entitled to one vote on all matters except for the election of directors. In electing directors, each shareholder is entitled to that number of votes which is equal to the number of shares held multiplied by the number of directors to be elected. If notice of intention to cumulate votes is given by any shareholder, all shareholders may cumulate their votes and give one nominee all of those votes, or they may distribute the votes among as many nominees as the shareholder deems fit.

If there are nominees other than those designated by the Board of Directors, the proxyholders have discretionary authority to cumulate votes, which they will do through instructions from the Board, with the objective of electing as many of the nominees of the Board of Directors as possible. The effect of the decision of the proxyholders to exercise their discretionary authority to cumulate votes will be to make it more difficult for nominees, other than those designated by the Board of Directors, to be elected.

BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL SHAREHOLDERS

The following table lists the beneficial ownership of each person or group who owned as of February 28, 2001, to the Company's knowledge, more than five percent of any class of its outstanding voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	American International Group, Inc. ("AIG") Through its subsidiaries: American Home Assurance Company, Commerce & Industry Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa. and New Hampshire Insurance Company 70 Pine Street New York, NY 10270	53,445,620	62.6%
Common	American Union Insurance Company 2205 East Empire Street, Suite A Bloomington, IL 61704	5,565,080	6.5%
Common	Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	4,500,000	5.3%

MANAGEMENT OWNERSHIP

The following table summarizes the ownership of equity securities of 21st Century Insurance Group and an affiliated company, AIG, by the directors, the Company's Chief Executive Officer, former Chief Executive Officer and the four other highest paid executive officers, and the directors and officers as a group.

		Equity Securities of 21st Century Insurance Group and AIG of February 28, 2001
		21st Century			AIG
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) As of February 28, 2001		Percent of Class	Amount and Nature of Beneficial Ownership As of February 28, 2001		Percent of Class

Common	Robert M. Sandler	16,000	(2)	*	429,417	(11)	*
Common	John B. De Nault, III	1,589,700	(2)	1.9%	0		*
Common	William N. Dooley	8,000	(3)	*	61,918	(12)	*
Common	R. Scott Foster	58,080	(2)	*	450		*
Common	Roxani M. Gillespie	8,000	(3)	*	600		*
Common	James P. Miscoll	10,000	(3)	*	8,308	(13)	*
Common	Gregory M. Shepard	5,581,080	(2)(4)	6.5%	0		*
Common	Howard I. Smith	16,000	(2)	*	376,135	(14)	*
Common	Bruce W. Marlow	43,639	(5)	*	0		*
Common	William L. Mellick	237,210	(6)	*	152		*
Common	Robert B. Tschudy	122,819	(7)	*	390		*
Common	Michael J. Cassanego	22,401	(8)	*	45		*
Common	G. Edward Combs	15,000		*	0		*
Common	Dean E. Stark	66,692	(9)	*	115		*
Common	All Directors and Officers as a Group (26 individuals)	8,177,107	(10)	9.58%	*		*

*
Less than 1%
(1)
Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.
(2)
Includes 16,000 shares issuable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement.
(3)
Includes 8,000 shares issuable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement.
(4)
Mr. Shepard is Chairman of the Board and President of American Union Insurance Company which owns 5,565,080 shares.
(5)
Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement.
(6)
Includes 170,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.
(7)
Includes 103,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.
(8)
Includes 6,666 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.
(9)
Includes 55,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.
(10)
Includes 675,433 shares issuable upon exercise of stock options exercisable within 60 days of this proxy statement.
(11)
Includes 148,943 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.
(12)
Includes 31,451 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.
(13)
Includes 468 shares issuable upon exercise of stock options exericisable within 60 days of this Proxy Statement.
(14)
Includes 224,354 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Board of Directors recommends the election of the nine nominees named in this Proxy Statement to hold office until the next annual meeting or their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons, all of whom are members of the present Board, to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. The proxy may not be voted for more than nine nominees.

NOMINEES FOR BOARD OF DIRECTORS

Director since 1994 Age 58 Chairman of the Board of the Company. Executive Vice President, Senior Casualty Actuary and Senior Claims Officer of AIG located in New York, NY.
Robert M. Sandler

Director since 1988                                                             Age 53

Chairman of the Board of Omnithruster, Inc. in Orange, CA and private investor with offices in Los Angeles, CA. He currently serves as a director of Liberty Bank. He is the son of John B. De Nault, former chairman and director of the Company.
John B. De Nault, III

Director since 1998                                                             Age 48

Senior Vice President — Financial Services of AIG located in New York, NY. He also serves as a Director of International Lease Finance Corporation, a wholly-owned subsidiary of AIG.
William N. Dooley
Director since 1986 Age 60 Ophthalmologist in Stockton, CA and Clinical Professor at Stanford University. He is the son of the late Louis W. Foster, Founder of the Company.
R. Scott Foster, M.D.

Director since 1998                                                             Age 59

Partner in the law firm of Barger & Wolen located in San Francisco, CA since 1997. Previously, Ms. Gillespie was a member of the law firm of Buchalter, Nemer, Fields & Younger for 7 years. She was the California Insurance Commissioner from 1986 to 1991.
Roxani M. Gillespie
Bruce W. Marlow
Director since 2000                                                             Age 52

Vice Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Company. Prior to joining the Company in February 2000, Mr. Marlow was employed by Allstate Corporation, since 1999, as Senior Vice President and President of its Independent Agency Markets subsidiary. Previously, he served Progressive Corporation from 1978-96, holding various positions including Chief Operating Officer from 1988-1996. His voluntary resignation from Progressive included an agreement with an anti-competition clause whereby he agreed to pursue for three years opportunities outside of the auto insurance business.
Director since 1998 Age 66 Retired as Vice Chairman of Bank of America in 1992. Mr. Miscoll currently serves as a consultant to AIG and as director of MK Gold Company and US Foodservice, Inc.
James P. Miscoll
Gregory M. Shepard
Director since 1995                                                             Age 45

Chairman of the Board and President of American Union Insurance Company (AUIC). Previously, Mr. Shepard also served as Chairman of the Board of Directors and President of Direct Auto Insurance Company, which changed its name to AUIC in 1998, and American Union Financial Corporation, American Union Life Insurance Company, and Direct Auto Indemnity Company, which merged into AUIC in 1998 and 1999. In addition, he was Chairman and President of Illinois HealthCare Insurance Company, resigning in 2000.

Director since 1994                                                             Age 56

Executive Vice President and Chief Financial Officer of AIG located in New York, NY. Mr. Smith currently serves as a director of Transatlantic Holdings, Inc., a majority-owned subsidiary of AIG; and International Lease Finance Corporation, a wholly-owned subsidiary of AIG.
Howard I. Smith

EXECUTIVE OFFICERS

The following is information concerning the executive officers of the Company.

Officers of the Company	Age	has served as an Officer since	Business Background

Bruce W. Marlow	52	2000	Chief Executive Officer, President and Chief Operating Officer. Prior to joining the Company in February 2000, Mr. Marlow was employed by Allstate Corporation, since 1999, as Senior Vice President and President of its Independent Agency Markets subsidiary. Previously, he served Progressive Corporation from 1978-96, holding various positions including Chief Operating Officer from 1988-1996. His voluntary resignation from Progressive included an agreement with an anti-competition clause whereby he agreed to pursue for three years opportunities outside of the auto insurance business.
Richard A. Andre	51	1988	Vice President, Human Resources. Before joining the Company in 1988, Mr. Andre was with Fidelity National Title Insurance Company. Prior to that time, he was with Safeco Corporation where he held a variety of positions including Vice President of Personnel for Safeco Title Insurance Company.
Michael J. Cassanego	50	1999	Senior Vice President, General Counsel and Secretary. Mr. Cassanego joined the Company in March of 1999. He previously was Vice President and Deputy General Counsel for Fremont Compensation Insurance Group, which he joined upon Fremont's acquisition of Industrial Indemnity Company in 1997. Mr. Cassanego was employed for 21 years with Industrial Indemnity Company, serving in several positions including Senior Vice President, Secretary and General Counsel.
Margaret Chang	63	1982	Treasurer and Assistant Secretary. Ms. Chang has been employed by the Company since 1966 serving in various capacities with accounting responsibilities prior to being elected Treasurer and Assistant Secretary in 1982.
G. Edward Combs	47	2000	Senior Vice President, Marketing and Product Management. Mr. Combs joined the Company in 2000. Previously, he was employed by Progressive Corporation for 22 years, serving in various management positions.

Michael T. Farrell	52	1997	Vice President and Chief Information Officer. Mr. Farrell joined the Company in 1997. He was Vice President of Information Services for National Computer Systems, Inc. from 1993 to 1997. Previously, Mr. Farrell was employed for 19 years with General Mills, Inc. in various information services capacities.
Richard L. Hill	48	1993	Vice President, Public Communications. Mr. Hill joined the Company in 1977, serving in numerous technical, administrative and management positions. He was previously an Assistant Vice President in Claims and in Corporate Relations.
Douglas K. Howell	39	2001	Senior Vice President and Chief Financial Officer. Mr. Howell joined the Company in April 2001. He was Senior Vice President, Chief Financial Officer and Treasurer of GuideOne Insurance Group from 1997 to 2001 and Vice President, Finance and Corporate Development of Conseco and its affiliate, Bankers Life Holding Company, in 1996 and 1997.
John L. Ingersoll	35	2001	Vice President, Marketing. Prior to joining the Company in February 2001, Mr. Ingersoll served as President of Netcubator, LLC from September 2000 to February 2001; Senior Vice President of InsWeb Corporation from 1999 to 2000; and Senior Vice President, Business Development of Countrywide Financial from 1996 to 1999.
John M. Lorentz	48	1996	Controller. Mr. Lorentz joined the Company in 1996. He was previously employed by Transamerica Financial Services as Vice President and Controller in 1995 and 1996 and as Assistant Controller from 1990 to 1995.
Michael A. Mobley	50	2001	Vice President, California Product Manager. Mr. Mobley joined the Company in February 2001. Prior thereto, he served in various product management positions at Progressive Corporation from 1997 to 2001. From 1996-1997 he managed a venture capital company, North Coast Fund.

Donald L. Owen	58	2001	Senior Vice President, Customer Care. Prior to joining the Company in April 2001, Mr. Owen was employed by Bank of America for 29 years, serving in various positions including Senior Vice President and Statewide Manager, Teleservices and Telemarketing, from 1992-1998. Mr. Owen retired from Bank of America in 1998.
Joseph J. Pratt	52	1995	Vice President and Chief Actuary. Mr. Pratt joined the Company in 1995. He was an actuary with Farmers Insurance Group from June 1994 to October 1995. He also served as Vice President and Actuary for Transamerica Insurance Group from 1988 to 1994.
Caren L. Silvestri	47	2000	Vice President and Product Manager. Ms. Silvestri joined the Company in 1982, serving in various positions in Marketing, Operations and Underwriting. She has over 20 years experience in the insurance industry.
Dean E. Stark	47	1993	Vice President, Claims. Mr. Stark joined the Company in 1979, serving in numerous claim positions including Assistant Vice President. He has over 20 years of experience in the insurance industry.
John M. Vrijmoet	39	2000	Vice President, Consumer Marketing Product Manager. Mr. Vrijmoet joined the Company in July 2000. He was previously employed by Progressive Corporation, serving in various marketing and management positions from 1991 to 2000.

Each executive officer serves at the pleasure of the Board of Directors. Every person chosen by the Board of Directors to be an executive officer is listed above.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met seven times during 2000. Each Board member participated in at least 75% of the meetings of the Board and Committees of the Board on which he or she served.

The Board of Directors has standing audit and compensation committees, identified below. The Company does not have a standing nominating committee. The functions of a nominating committee are performed by the Board as a whole.

Compensation Committee.  The Compensation Committee met twice last year. The Compensation Committee reviews and approves compensation policies, except those related to equities, and makes recommendations regarding executive compensation to the Board of Directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. Current members of the Committee are Robert M. Sandler, William N. Dooley, R. Scott Foster, James P. Miscoll and Gregory M. Shepard.

Equity Based Compensation Committee.  The Equity Based Compensation Committee met twice last year. The Committee reviews and approves equity-based compensation policies and makes recommendations regarding equity-based compensation to the Board of Directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. Members of the Committee are John B. De Nault, III, R. Scott Foster and Gregory M. Shepard.

Audit Committee.  The Audit Committee, which met three times during 2000, recommends to the Board of Directors the appointment of the firm selected to be independent auditors for the Company, reviews the Company's procedures and accounting objectives, reviews and approves the findings and reports of the independent auditors, and makes recommendations and reports to the Board of Directors as it deems appropriate. The Committee is governed by a charter, approved by the Board of Directors, and attached as Appendix A. Current members of the Committee are John B. De Nault, III, R. Scott Foster and Gregory M. Shepard.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, this Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Audit Committee's recommendations as outlined in this report have been submitted to, reviewed and approved by the Board of Directors.

Submitted by the Audit Committee

John B. De Nault III
R. Scott Foster
Gregory M. Shepard

COMPENSATION OF DIRECTORS

For 2000, each outside director of the Company received an annual remuneration of $15,000. All directors received $1,250 for each attended meeting of the Board of Directors. In addition, each committee member received $1,250 for each attended meeting of a committee, if otherwise entitled. No director is entitled to more than $1,250 for any calendar day, regardless of the number of meetings attended on that day. Under the Company's 1995 Stock Option Plan, nonemployee directors receive an option to purchase 4,000 shares of the Company's common stock on the day of each Annual Meeting of Shareholders or the date on which the individual initially becomes a director. The options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

Ms. Gillespie is a partner in the law firm of Barger & Wolen who rendered services to the Company currently not exceeding 5% of its gross revenues.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation and the compensation paid during each of the Company's last three years to the Company's Chief Executive Officer, the former Chief Executive Officer and the four highest-paid executive officers (the "Named Executives"), based on base salary and bonus earned during 2000.

		Annual Compensation			Long Term Compensation(3)
					Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)(5)	All Other Compensation ($)(6)

Bruce W. Marlow (1)	2000	550,000	250,000		600,000	100,000	24,919
CEO, President, COO, Vice	1999	—	—		—	—	—
Chairman and Director	1998	—	—		—	—	—
William L. Mellick (1)	2000	148,077	—		—	—	14,726
Former CEO, President,Vice	1999	655,000	250,000		—	60,000	45,810
Chairman and Director	1998	612,500	250,000		—	50,000	45,300
Robert B. Tschudy (7)	2000	305,000	—		305,000	24,000	19,729
Senior Vice President	1999	286,000	90,000		—	24,000	19,678
CFO	1998	267,000	87,000		—	20,000	14,981
Michael J. Cassanego	2000	245,000	50,000		—	69,188	15,656
Senior Vice President,	1999	187,320	65,000		230,000	20,000	27,235
General Counsel & Secretary	1998	—	—		—	—	—
G. Edward Combs	2000	200,000	75,000		300,000	87,094	58,678
Senior Vice President,	1999	—	—		—	—	—
Marketing and Product	1998	—	—		—	—	—
Management
Dean E. Stark	2000	210,000	50,000		—	58,988	12,349
Vice President	1999	171,000	50,000		171,000	15,000	11,621
Claims	1998	150,800	60,000		—	15,000	8,894

(1)
William L. Mellick resigned his positions with the Company effective February 4, 2000. Bruce W. Marlow assumed the positions of Vice Chairman, CEO, President and Director effective February 9, 2000.
(2)
For each Named Executive, his Other Annual Compensation was less than $50,000 and 10% of his combined total salary and bonus.
(3)
During 2000, there were no awards of Stock Appreciation Rights ("SARs"), nor were there any Long-Term Incentive Plan ("LTIP") payouts.
(4)
Restricted Stock awards are for a five-year period, vesting at 20% per year. During the restriction period, participants are entitled to receive dividends on and may vote for the shares. The following table sets forth the restricted stock award information and the vesting schedule for the Named Executives.

	Date Awarded	Shares Awarded	Award Value	Shares Vested	Balance as of 12/31/00	Present Value As of 12/29/00 $14.25 per share

Bruce W. Marlow	2/09/00	32,990	$600,000	—	32,990	$470,108
William L. Mellick	—	—	—	—	0	0
Robert B. Tschudy	1/03/00	16,325	$305,000	—	16,325	$232,631
Michael J. Cassanego	—	—	—	2,547	10,188	$145,179
G. Edward Combs	5/01/00	15,000	$300,000	—	15,000	$213,750
Dean E. Stark	—	—	—	1,893	7,572	$107,901

(5)
Represents the number of shares of the Company's common stock for which options were granted under the Company's 1995 Stock Option Plan.

(6)
Includes the following other compensation for each Named Executive for 2000.
(a)
Imputed income of group term life in excess of $50,000.
(b)
Deferred employer's contribution to the Company's qualified 401(k) Plan and supplemental 401(k) Plan.
(c)
Sign-on bonus

	(a)	(b)	(c)	2000 TOTAL

Bruce W. Marlow	$1,354	$23,565		$24,919
William L. Mellick	447	14,279		14,726
Robert B. Tschudy	1,954	17,775		19,729
Michael J. Cassanego	1,706	13,950		15,656
G. Edward Combs	630	8,048	50,000	58,678
Dean E. Stark	986	11,363		12,349

	$7,077	$88,980	$50,000	$146,057
(7)
Robert B. Tschudy resigned his positions with the Company, effective March 30, 2001.

OPTION GRANTS AND EXERCISES IN 2000

The following table sets forth as to each of the Named Executives information with respect to options granted for the year ended December 31, 2000 and the present value of the options on the date of grant.

Name	Number of Options Granted (1)	Percent of Total Options Granted to Employees In 2000	Exercise or Base Price ($/Sh)(1)	Expiration Date	Grant Date Present Value $(2)

Bruce W. Marlow	30,000	3.00%	$18.188	02/09/10	158,700
	30,000	3.00%	$22.125	05/23/10	214,800
	40,000	3.99%	$16.500	11/08/10	244,000
William L. Mellick	0	0	0	0	0
Robert B. Tschudy	24,000	2.40%	$22.125	05/23/10	171,840
Michael J. Cassanego	20,000	2.00%	$22.125	05/23/10	143,200
	49,188	4.91%	$16.500	11/08/10	300,047
G. Edward Combs	15,000	1.50%	$21.875	05/01/10	106,650
	5,000.50%		$22.125	05/23/10	35,800
	67,094	6.69%	$16.500	11/08/10	409,273
Dean E. Stark	18,000	1.80%	$22.125	05/23/10	128,880
	40,988	4.09%	$16.500	11/08/10	250,027

(1)
Options were granted to the Named Executives on February 9, 2000, May 1, 2000, May 23, 2000 and November 8, 2000. The respective exercise price is equal to the closing price of $18.188, $21.875, $22.125 and $16.500 of the Company's common stock on the business day immediately preceding the date of grant, as reported in the Wall Street Journal, Western Edition. These options vest in three equal annual installments beginning February 9, 2001, May 1, 2001, May 23, 2001 or November 8, 2001.
(2)
Present value was calculated using the Black-Scholes option pricing model valued at $5.29, $7.11, $7.16 and $6.10, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's common stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables, including expected stock price volatility of .195, an annual interest rate of 6.82%, 6.57%, 6.66% and 5.93%, a dividend yield of 2.50% for the options granted on February 9, 2001; May 1, 2001; May 23, 2001 and November 8, 2001, respectively, and an expected term of eight (8) years.

DECEMBER 31, 2000 OPTION VALUES

The following table provides information as to the value of options held by each of the Named Executives at December 31, 2000. No options were exercised by the Named Executives during 2000 except by Dean E. Stark.

AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2000 AND DECEMBER 31, 2000 OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2000 (#)		Value of Unexercised In-the-Money Options at December 31, 2000 ($)(1)
	Shares Acquired on Exercise (#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce W. Marlow	—	—	—	100,000	0	0
William L. Mellick	—	—	210,000	0	35,000	0
Robert B. Tschudy	—	—	103,000	40,000	35,000	0
Michael J. Cassanego	—	—	6,666	82,522	0	0
G. Edward Combs	—	—	—	87,094	0	0
Dean E. Stark	10,000	87,691	55,000	68,988	0	0

(1)
In accordance with proxy statement reporting requirements, values of both exercisable and unexercisable options are based on the difference between the exercise price of each option and $14.25, the closing price of the Company's common stock on December 31, 2000, as reported in The Wall Street Journal, Western Edition.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE MANAGEMENT COMPENSATION

The Compensation Committee, consisting of nonemployee directors Robert M. Sandler, William N. Dooley, R. Scott Foster, James P. Miscoll and Gregory M. Shepard, has furnished the following report on executive compensation:

GENERAL COMPENSATION POLICY

The Board of Directors' fundamental policy has been to offer the Company's executive officers competitive compensation opportunities based in large part upon their contributions to the success of the Company, and upon their personal performance. The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution is rewarded by higher levels of compensation. In November 2000, the Board of Directors, pursuant to the recommendations of the Equity Based Compensation and Compensation Committees, revised the criteria for short-term compensation and long-term incentives for its officers.

Previously, each individual officer's compensation package was comprised of three elements:

  •
  base salary, perquisites and other personal benefits designed principally to be competitive with relevant compensation levels in the industry;
  •
  annual variable performance awards paid in cash, based upon subjective evaluation of individual performance not tied to specific company performance goals; and
  •
  long-term stock awards and stock option grants which strengthen the mutuality of interest between executive officers and the Company's shareholders.

Currently, the compensation package, as modified, is comprised of these three elements:

  •
  the same base salary, perquisites and other personal benefits;
  •
  short-term cash compensation based upon performance levels achieved in relation to pre-established target levels; and
  •
  long-term incentive plan providing only stock option grants to its officers also based upon their performance levels.

Some of the more important factors, which the Board considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year, are summarized below.

Base Salary.  Base salary for each officer is set subjectively, after reviewing personal performance, internal comparability considerations and salary levels in effect for comparable positions in the market place. The Company uses salary survey information to assign a salary grade range to each position, including executive officers. Salary range midpoints are targeted at the 50th percentile of like business enterprises in the same geographic area, if possible.

Salary recommendations for the year were based in part upon salary survey information published by the National Association of Independent Insurers, SNL Executive Compensation Review for Insurance Companies, and Sibson & Company. The Committee believes that information provided by these groups presents a broadly based cross-section of insurance company compensation practices. Individual salary adjustments for executive officers were based upon analysis of base salary levels, effectiveness of performance, changes in job responsibilities and a subjective assessment of their personal contributions to the effectiveness of the organization as a whole. All of the factors enumerated were applied in a subjective, non-quantitative manner to establish an executive officer's base salary. The peer group examined when establishing these compensation levels is different from the industry group utilized in the Stockholder Return Performance Graph shown on page 18.

Short-term Compensation.  Bonuses were paid to Chief Executive Officer Bruce W. Marlow and other executive officers for the 2000 fiscal year based upon subjective evaluation of Company performance relative to key issues impacting profitability, development of corporate surplus and enhancement of marketplace competitiveness. At the end of the year, a bonus pool was established for executive officers other than the Chief Executive Officer. Thereafter, the Company determined individual executive officer bonuses based upon that officer's performance and contributions measured subjectively. Future variable payments for the officers are based upon the enhancement of value to the shareholders and customers as measured by the Company's growth rate and GAAP combined ratio.

Long-term Incentive Compensation.  Restricted Shares Awards were granted to certain executive officers in January 2000 through the Equity Based Compensation Committee with approval by the Board of Directors, consistent with a policy designed to align the interests of executive officers with those of the shareholders. The grants provide the executives with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. The number of shares subject to each grant is based on the officer's salary level on the grant date, as reflected in Restricted Shares Plan guidelines. Prior awards are not considered when a new grant is awarded. A grant of stock generally vests at 20 percent per year, provided the officer continues his or her employment with the Company. The Board of Directors decided in November 2000 to discontinue this Plan as a major component of its Long-term incentive program and utilize the stock option plan discussed below to compensate an officer, based partly upon his or her contribution to the Company. In the future, restricted share awards are intended be used on a selective basis to reward key contributions, recruit new executives or key personnel or for similar purposes.

In 1995 the Compensation Committee concluded that a stock option plan would improve the linkage between shareholder value and executive compensation. Upon this Committee's recommendation, the Board of Directors adopted the 1995 Stock Option Plan. Shareholders approved the plan and an amendment thereto at the 1995 and 1997 Annual Meetings. An additional amendment to this Plan is detailed in Proposal 3, below. Executives and key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's common stock at a specified price in the future. The Plan is currently administered by the Equity Based Compensation Committee, which has authority to select optionees and to determine the number of shares granted to them.

CEO Compensation.  Bruce W. Marlow's annual salary of $600,000 was established by the Board of Directors upon recommendation of the Compensation Committee and took into account the fact that he would hold the offices of Chief Executive Officer and President. For year 2000, Mr. Marlow was awarded 100,000 stock options under the 1995 Stock Option Plan and a cash bonus of $250,000 for services rendered in 2000, based upon an evaluation by the Compensation Committee of his year 2000 performance. In addition to subjective factors, the factors considered for both salary and bonus consideration included the Company's overall underwriting performance as measured by its combined ratio.

The Compensation Committee's recommendations as outlined in this report have been submitted to, reviewed and approved by the Board of Directors.

The Company has reviewed Section 162(m) of the Internal Revenue Code which generally limits the deduction of compensation paid to a company's chief executive officer and each of the other four highest compensated executive officers to $1,000,000 for each individual, with certain exceptions. The Company's deductions for compensation paid during 2000 were not limited by Section 162(m). None of the compensation deduction attributable to stock options granted by the Company is limited by this section, but compensation deductions attributable to restricted stock grants, generally equaling the fair market value of the underlying stock on the date of vesting, do not qualify as an exception. The deductibility of compensation attributable to restricted stock grants or other forms of compensation paid by the Company may be limited in the future. While the Compensation Committee considers Section 162(m) in evaluating compensation of executive officers, it is only one of several factors considered in arriving at a compensation package.

Submitted by the Compensation Committee.

Robert M. Sandler
William N. Dooley
R. Scott Foster
James P. Miscoll
Gregory M. Shepard

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

As indicated above, the Company's Compensation Committee consists of Robert M. Sandler, William N. Dooley, R. Scott Foster, James P. Miscoll and Gregory M. Shepard. No Committee member is or was an officer or employee of the Company or any of its subsidiaries.

Bruce W. Marlow, Director and Chief Executive Officer also participated in deliberations concerning executive officers' compensation during 2000, other than his own. Mr. Marlow has been Chief Executive Officer and a director since February 9, 2000.

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Property & Casualty Insurance Index for the period of five years, commencing December 31, 1995 and ending December 31, 2000. The graph and table assume that $100 was invested on December 31, 1995 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index, and that all dividends were reinvested. This data was furnished by Research Data Group, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG 21ST CENTURY INSURANCE GROUP, THE S&P 500 INDEX
AND THE S&P INSURANCE (PROPERTY-CASUALTY) INDEX

* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

RETIREMENT PLANS

Pension Plan

The Company's Pension Plan is a noncontributory defined benefit plan for all regular employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of service. The plan, subject to certain maximum and minimum provisions, bases pension benefits on an employee's career average compensation and length of service. The annual pension benefit payable upon normal retirement is equal to the sum of the accruals for each year a participant was in the plan.

At retirement, the participant has various life and contingent annuity payment elections. For purposes of this plan, compensation includes base annual salary plus overtime and bonuses. These pension benefits serve as an offset in calculating benefits for participants under the Supplemental Executive Retirement Plan.

Supplemental Executive Retirement Plan

Employees nominated by the Chief Executive Officer and approved by the Board of Directors are eligible to participate in the Supplemental Executive Retirement Plan. The plan is a nonqualified defined benefit plan under which normal retirement is age 65 with at least 5 years of service, and early retirement can be elected by any participant who has reached age 55 with at least 10 years of service. The annual retirement benefit payable for 15 years is equal to 60% of the participant's final average compensation during the three years preceding retirement, reduced by the participant's benefit under the Pension Plan and 50% of the participant's social security benefit.

Pension Supplemental Plan and 401(k) Supplemental Plan

Effective January 1, 1996, the Company adopted the Pension Supplemental Plan and the 401(k) Supplemental Plan. Each is a non-qualified deferred compensation plan designed for certain executives and key employees of the Company whose benefits under the Company's qualified Pension and 401(k) Plans have been limited by certain provisions of the Internal Revenue Code (the "Code").

The Pension Supplemental Plan provides a benefit equal to the difference between the pension that would be payable under the Pension Plan, absent the Code's limitations upon compensation considered in calculating pension benefits, and the actual benefits payable subject to those limitations. If a participant in this plan is also entitled to receive benefits under the Supplemental Executive Retirement Plan, the Pension Supplemental Plan benefits will be reduced accordingly.

The 401(k) Supplemental Plan permits certain executives and key employees to defer an amount of current compensation which, in addition to amounts actually contributed to the 401(k) Plan, allows the participant to defer the full amount of contributions that could have been deferred under the 401(k) Plan without regard to limitations which the Code places on contributions and eligible compensation. To the extent that such limitations preclude a participant's account from receiving matching contributions under the 401(k) Plan, the participant will receive a like amount of matching contributions under the 401(k) Supplemental Plan.

The table below sets forth the benefit payable for 15 years after retirement from the Pension Plan, Supplemental Executive Retirement Plan, the Pension Supplemental Plan, and one half of the Social Security benefit (assuming the recipient is entitled to the age 65 Social Security benefit).

	Number of Years of Service
Final Average Compensation	5	10	15 or more

$150,000	$45,000	$67,500	$90,000
200,000	60,000	90,000	120,000
250,000	75,000	112,500	150,000
300,000	90,000	135,000	180,000
350,000	105,000	157,500	210,000
400,000	120,000	180,000	240,000
450,000	135,000	202,500	270,000
500,000	150,000	225,000	300,000
550,000	165,000	247,500	330,000
600,000	180,000	270,000	360,000
650,000	195,000	292,500	390,000

Any deduction for Social Security or other offset has already been taken into account.

As set forth above, compensation used in calculating the Pension, Supplemental Executive Retirement Plan and Pension Supplemental retirement benefit includes annual base salary, overtime and bonuses and will approximate and fall within 10% of the total of 1998 through 2000 salary and bonus amounts shown in the Summary Compensation Table for the listed individuals.

The credited years for the Named Executives in the Summary Compensation Table are Bruce W. Marlow — 0 years; William L. Mellick — 21 years; Robert B. Tschudy — 5 years; Michael J. Cassanego — 1 year; G. Edward Combs — 0 years; and Dean E. Stark — 21 years.

RESTRICTED SHARES PLAN

The shareholders at their meeting held on May 23, 1982 approved the 21st Century Insurance Group Restricted Shares Plan. Pursuant to the Plan, the Board of Directors established a committee of its members currently entitled the Equity Based Compensation Committee (the "Committee") to designate the participants in the Plan, the amount of benefits thereunder, and to otherwise administer the Plan. Members of the Committee are not eligible for benefits under the Plan. Designation of an employee for benefits under the Restricted Shares Plan does not necessarily entitle the employee to benefits under any other Company benefit plan.

In general, the shares granted are restricted for a period of five years, vesting at the rate of 20% per year. If the employment of the participant is terminated within the five-year period, all shares not then vested are forfeited. Any shares forfeited may be regranted to an existing participant or any other employee eligible to be designated as a participant. During the restricted period, a participant has the right to receive dividends and the right to vote the shares.

The Plan does not create any right of any employee or class of employees to receive a grant, nor does it create in any employee or class of employees any right with respect to continuation of employment by the Company.

STOCK OPTION PLAN

In 1995, the Company's shareholders approved the Company's 1995 Stock Option Plan in order to enable the Company to attract, retain and motivate key employees and nonemployee directors and to further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interest in the Company. The Stock Option Plan is administered by a committee comprised of disinterested members of the Board of Directors. The committee has the authority to select persons to be granted options and to determine exercise prices, vesting schedules and other provisions not inconsistent with the provisions of the Stock Option Plan.

Each option gives a grantee the right to purchase shares of the Company's common stock at a specified price in the future. Shares vest at fixed numbers of shares per year over varying future periods. The Stock Option Plan provides that on the day of an annual meeting of shareholders of the Company each nonemployee director will be granted an option to purchase 4,000 shares of the Company's common stock. Nonemployee director options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

EXECUTIVE SEVERANCE PLAN

The Company has enacted an Executive Severance Plan covering each of its executive officers. If an officer is terminated for reasons other than death, long-term disability, or good cause within a three-year period following a change of control of the Company, or if the officer resigns after significant adverse changes in his authority, duties, compensation, benefits or geographical location, then the officer is entitled to a lump sum severance payment of one to three times his or her current annual salary and most recent cash bonus. Junior officers could receive one year of severance payments; senior officers, two years; and the Chief Executive Officer, three years; with all severance payments limited to the amount deductible to the Company under the provisions of Internal Revenue Code Section 280G.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of reports furnished to the Company and written representations that no other reports were required during the 2000 fiscal year, all Section 16(a) filing requirements were complied with in a timely manner.

INDEPENDENT AUDITORS

(PROPOSAL 2)

The Board of Directors has approved a resolution retaining PricewaterhouseCoopers LLP as its independent accountants for 2001. The appointment was recommended by the Audit Committee. It is intended that unless otherwise directed by the shareholders, proxies will be voted for the ratification of this appointment.

On April 23, 2001, the Board of Directors, on the recommendation of the Audit Committee and management, approved the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants to audit its consolidated financial statements for 2001. Ernst & Young LLP had audited the Company's financial statements since 1991.

During the two most recent fiscal years and the subsequent interim period preceding this change in independent accountants, there were no reportable events within the meaning of Item 304(a)(v) of Regulation S-K. There were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused such firm to make a reference to the subject matter of the disagreements in connection with its reports. Also, during the last two fiscal years, reports from Ernst & Young LLP on the financial statements contained no adverse opinions or disclaimers of opinion and have not been qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided PricewaterhouseCoopers LLP and Ernst & Young LLP with a copy of this disclosure. Ernst & Young LLP furnished a letter addressed to the Securities and Exchange Commission stating that Ernst & Young LLP agrees with the above statements.

Fees paid to Ernst & Young LLP for 2000 were $220,000 for the annual audit, $144,241 for audit-related services and $424,273 for all other services.

Representatives of PricewaterhouseCoopers LLP and Ernst & Young LLP are expected to be present at the annual meeting to make a statement, if they desire, and to be available to respond to appropriate questions.

APPROVAL OF THE COMPANY'S STOCK PLAN

(PROPOSAL 3)

The Company's 1995 Stock Option Plan was adopted by the Board of Directors on April 6, 1995 and approved by the shareholders on May 25, 1995 (the "Plan"). The first amendment to the Plan was adopted by the Board of Directors on February 25, 1997 and was approved by the Company's shareholders on May 20, 1997 (the "First Amendment" and together with the Plan, the "Plan"). The Board of Directors, upon the recommendation of the Compensation Committee, approved a second amendment to the plan on February 27, 2001 (the "Second Amendment"). The Second Amendment will increase the number of shares authorized and the number of options that may be granted pursuant to the Plan in order to further the purpose of the Plan. The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate employees designated as key employees by providing for or increasing the proprietary interests of such employees in the Company and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the Company's shareholders by providing for or increasing the proprietary interest of such directors in the Company. Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") is eligible to be considered for the grant of options under the Plan. The Plan also provides for the automatic grant of options to directors of the Company who are not employees ("Nonemployee Directors").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDMENT TO THE PLAN.

The summary of the Plan and the Second Amendment below do not purport to be complete, and are qualified in their entirety by reference to the Plan's entire text, as proposed to be amended, which is available to shareholders upon request.

Second Amendment

The Second Amendment of the Plan will increase the aggregate number of shares of common stock authorized pursuant to the Plan from 4,000,000 to 10,000,000, subject to antidulition adjustment. These shares will be issued and issuable pursuant to all awards in the Plan including non-qualified options, nonemployee director options and incentive stock options. The Second Amendment will also amend the limitation on the number of shares of common stock that may be issued pursuant to incentive stock options from 3,600,000 to 9,600,000. These increases are proposed in order to provide sufficient shares under the Plan to cover new award grants. Under the current Plan, the Company may not grant an employee options to purchase more than 100,000 shares per year, subject to antidilution adjustment. The Second Amendment will allow the Company to grant an employee options to purchase 800,000 shares during one calendar year. This increase is proposed to enable the Company to attract, retain and motivate employees by providing for or increasing the proprietary interests of such employees. The Second Amendment will also change the name of the Plan to be consistent with the Company's current name.

Plan Description

Stock options granted under the Plan are for the purchase of common stock of the Company. The options either are intended to qualify as incentive stock options ("ISO's") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or will constitute nonqualified stock options ("NQSO's").

Administration

The Plan provides that it is to be administered by a Committee comprised of at least two members of the Board of Directors, each of whom is a "disinterested person", as described in the Plan (the "Committee"). A "disinterested director" is generally one who, at any time within one year prior to becoming, and while serving as an administrator of the Plan, has not been and is not granted any awards under the Plan. The Committee has complete authority (i) to construe, interpret, and administer the provisions of the Plan and the provisions of the option agreements granted thereunder, (ii) to determine which persons are to be granted options, the number of options, the number of shares of common stock with respect to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the common stock subject to the option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Plan; (iii) to prescribe, amend, and rescind rules and regulations pertaining to the Plan; and (iv) to make all other determinations necessary or advisable for its implementation and administration.

Plan Duration

The Plan's effective date was April 6,1995. Neither Employee options nor Nonemployee Director options can be granted on or after April 6, 2005. No common stock shall be issued under the Plan on or after April 6, 2015.

Terms and Conditions of the Employee Awards and Nonemployee Director Options

Pursuant to the Plan's terms and conditions, the Committee in its discretion, may grant stock options to any Employee. An Employee becomes eligible upon his or her designation, in the sole and absolute discretion of the Committee, as an individual possessing the capacity to contribute in a substantial measure to the successful performance of the Company. The Company estimates that approximately [20 employees] currently have responsibilities which might make them candidates for consideration for the grant of Awards under the Plan. When an option is granted, the exercise price per share may be no less than the fair market value of the underlying shares at the time of grant.

The Plan provides that each Nonemployee Director will, on the day of the annual meeting of shareholders of the Company at which directors of the Company are elected, automatically be granted a Nonemployee Director option to purchase 4,000 shares of common stock. Each Nonemployee Director is granted a Nonemployee Director option to purchase 4,000 common stock upon appointment to the Board of Directors. Nonemployee Director options have an exercise price equal to the fair market value of the underlying shares subject to such option on the date of its grant. Each Nonemployee Director option granted pursuant to the Plan becomes exercisable to purchase 100% of the underlying common stock one year after the date of grant of such Nonemployee Director option.

Each Nonemployee Director option expires upon the first to occur of the following: (i) the first anniversary of the date upon which the optionee ceases to be a Nonemployee Director as a result of death or total disability; (ii) the 90th day after the date upon which the optionee ceases to be a Nonemployee Director for any reason other than death or total disability; or (iii) the tenth anniversary of the date of grant of the Nonemployee Director option.

The Committee may include a provision in any option conditioning or accelerating the receipt of benefits when specific events occur, including a change of control of the Company. The Committee may not include a provision which violates any provision of the Company's charter, or of the Plan itself.

Amendment

The Board may amend or terminate the Plan, but neither the Board nor the committee can deprive a recipient of any options granted under the Plan without that person's consent.

Federal Tax Consequences

The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific nature of the grant. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. RECIPIENTS OF AWARDS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL CONSEQUENCES ARISING FROM THE AWARDS.

Incentive Stock Options.  Pursuant to the Plan, employees may be granted options which are intended to qualify as ISO's under the provisions of Section 422 of the Internal Revenue Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

The amount by which the fair market value of the shares of ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Nonqualified Stock Options.  The grant of an option or other similar right to acquire stock which does not qualify for treatment as an ISO is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below.

Special Rules for Awards Granted to Insiders.  If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "Insider"), the timing of the recognition of any ordinary income may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received on exercise of an option, unless the Insider makes an election under Section 83(b) of the Code within 30 days after exercise to recognize ordinary income based on the value of the common shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Plan.

Miscellaneous Tax Issues.  Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards made under the Plan.

With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of common shares. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

A holder's tax basis in common shares acquired pursuant to the Plan generally will equal the amount paid for the common shares plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the common shares and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Plan by delivering previously owned common shares or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

The terms of the agreements pursuant to which specific Awards are made to employees under the Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of Awards should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options or restricted stock) may be limited to $1,000,000 (per person) annually.

SHAREHOLDERS PROPOSALS
AT 2002 ANNUAL MEETING OF SHAREHOLDERS

If a shareholder desires to present a proposal at the Annual Meeting of Shareholders of the Company for the year 2002 (scheduled to be held on May 28, 2002), such proposal must conform with all of the requirements of Rule 14a-8, paragraphs (a), (b), and (c) under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company at 6301 Owensmouth Avenue, Woodland Hills, California 91367 no later than December 21, 2001.

ADDITIONAL INFORMATION

The Annual Report to Shareholders for the year ended December 31, 2000 is being mailed to the shareholders along with this Proxy Statement.

The Company will provide without charge on written request a copy of 21st Century Insurance Group's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The request should be directed to the Investor Relations Department of 21st Century Insurance Group, 6301 Owensmouth Avenue, Woodland Hills, California 91367.

OTHER BUSINESS

The Company is unaware of any matter to be acted upon at the meeting by shareholder vote except the election of directors, the ratification of the appointment of independent accountants and the approval of amendments to the 1995 Stock Option Plan. In the case of any matter properly coming before the meeting for shareholder vote, the proxyholders named in the proxy accompanying this statement shall vote shares held by them in accordance with their best judgment.

APPENDIX A

21ST CENTURY INSURANCE GROUP
AUDIT COMMITTEE CHARTER

I.  Composition of the Audit Committee:  The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to 21st Century Insurance Group (the "Company") or its affiliates that may interfere with the exercise of their independence from management. The members of the Audit Committee shall otherwise satisfy the independence and financial literacy requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment, including the requirement that at least one member have accounting or related financial management expertise.

II.  Purposes of the Audit Committee:  The purposes of the Audit Committee are to assist the Board of Directors with the following matters:

  1.
  oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures;

  2.
  oversight of the Company's financial statements and the independent audit thereof;

  3.
  selecting (or nominating) the outside auditors to be proposed for shareholder approval in any proxy statement; evaluating and, where deemed appropriate, replacing the outside auditors; and

  4.
  evaluating the independence of the outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure the effectiveness and efficiency of operations, the reliability of financial reporting and compliance with accounting standards and applicable laws and regulations. Management and the Company's internal auditing department are responsible for reviewing the adequacy and effectiveness of the system of internal controls. The outside auditors are responsible for (1) auditing the Company's annual financial statements in accordance with generally accepted auditing standards for the purpose of expressing an opinion as to whether such statements have been prepared in accordance with generally accepted accounting principles; (2) carrying out timely reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q; (3) such other procedures as management and/or the audit committee may direct from time to time; and (4) rendering such written or verbal reports to the audit committee as may be required by professional auditing standards.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

The outside auditors for the Company are ultimately accountable to the Board of Directors, as assisted by the Audit Committee. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select the outside auditors for nomination, nominate the outside auditors to be proposed for shareholder approval in the proxy statement, evaluate and, where appropriate, replace the outside auditors.

III.  Meetings of the Audit Committee:  The Audit Committee shall meet at least three times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.  Duties and Powers of the Audit Committee:  To carry out its purposes, the Audit Committee shall have the following duties and powers:

  1.
  with respect to the outside auditor,

  (i)
  to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

  (ii)
  to review the fees charged by the outside auditors for audit and non-audit services;

  (iii)
  to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

  (iv)
  to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

  2.
  with respect to the internal auditing department,

  (i)
  to review the responsibilities and staffing of the internal auditing department; and

  (ii)
  to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, if requested, the significant reports to management prepared by the internal auditing department and management's responses thereto;

  3.
  with respect to financial reporting principles and policies and internal audit controls and procedures,

  (i)
  to advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues;

  (ii)
  to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

    •
    deficiencies noted in the audit in the design or operation of internal controls;

    •
    consideration of fraud in a financial statement audit;

    •
    detection of illegal acts;

    •
    the outside auditor's responsibility under generally accepted auditing standards;

    •
    significant accounting policies;

    •
    management judgments and accounting estimates;

    •
    adjustments arising from the audit;

    •
    the responsibility of the outside auditor for other information in documents containing audited financial statements;

    •
    disagreements with management;

    •
    consultation by management with other accountants;

    •
    major issues discussed with management prior to retention of the outside auditor;

    •
    difficulties encountered with management in performing the audit;

    •
    the outside auditor's judgments about the quality of the entity's accounting principles; and

    •
    reviews of interim financial information conducted by the outside auditor;

    (iii)
    to meet with management, the director of the internal auditing department and/or the outside auditors:

      •
      to discuss the scope of the annual audit;

      •
      to discuss the audited financial statements;

      •
      to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

      •
      to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

      •
      to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

      •
      to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

    (iv)
    to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

    (v)
    to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

  4.
  with respect to reporting and recommendations,

  (i)
  to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

  (ii)
  to review this Charter at least annually and recommend any changes to the full Board of Directors; and

  (iii)
  to report its activities to the full Board of Directors and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.  Resources and Authority of the Audit Committee:  The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

21ST CENTURY INSURANCE GROUP
PROXY
This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Robert M. Sandler, Howard I. Smith and Bruce W. Marlow as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of 21st Century Insurance Group held of record by the undersigned on March 8, 2001 at the Annual Meeting of Shareholders to be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California on June 6, 2001 at 10:00 A.M. or any adjournment thereof. (Continued and to be signed on other side.)

A	/x/	Please mark your votes as in this example.
1.	Election of Directors	FOR / /	WITHHOLD AUTHORITY to vote for all nominees listed at right / /

Nominees: J. B. De Nault, III, W. N. Dooley, R. S. Foster, M.D., R. M. Gillespie, B. W. Marlow, J. P. Miscoll, R. M. Sandler, G. M. Shepard, H. I. Smith

For the nominees listed at right with discretionary authority to cumulate votes except as marked to the contrary below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for 2001.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

3. Proposal to approve the amendments to the 21st Century Insurance Group 1995 Stock Option Plan described in the attached proxy statement.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING. / /

Please date, sign and mail your proxy card back as soon as possible!
Annual Meeting of Shareholders
21ST CENTURY INSURANCE GROUP
JUNE 6, 2001

   Unless otherwise marked, the proxies are appointed with authority to vote "FOR" all nominees for election, "FOR" Item 2 and Item 3, and in their discretion, to vote upon matters which may properly come before the meeting.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated	, 2001

Signature(s)
Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee or guardian, please so indicate. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
21ST CENTURY INSURANCE GROUP NOTICE OF ANNUAL MEETING OF SHAREHOLDERS JUNE 6, 2001
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 6, 2001
GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF SECURITIES
PRINCIPAL SHAREHOLDERS
MANAGEMENT OWNERSHIP
ELECTION OF DIRECTORS (PROPOSAL 1)
NOMINEES FOR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS AND EXERCISES IN 2000
DECEMBER 31, 2000 OPTION VALUES
AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 2000 AND DECEMBER 31, 2000 OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION
GENERAL COMPENSATION POLICY
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG 21ST CENTURY INSURANCE GROUP, THE S&P 500 INDEX AND THE S&P INSURANCE (PROPERTY-CASUALTY) INDEX
RETIREMENT PLANS
RESTRICTED SHARES PLAN
STOCK OPTION PLAN
EXECUTIVE SEVERANCE PLAN
INDEPENDENT AUDITORS (PROPOSAL 2)
APPROVAL OF THE COMPANY'S STOCK PLAN (PROPOSAL 3)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDMENT TO THE PLAN.
SHAREHOLDERS PROPOSALS AT 2002 ANNUAL MEETING OF SHAREHOLDERS
ADDITIONAL INFORMATION
OTHER BUSINESS
APPENDIX A 21ST CENTURY INSURANCE GROUP AUDIT COMMITTEE CHARTER